UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2011 (September 9, 2011)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Research Drive, Westborough, Massachusetts		01581
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (774) 512-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 9, 2011, BJ’s Wholesale Club, Inc. (the “Company”) held a Special Meeting of Stockholders (the “2011 Special Meeting”). At the 2011 Special Meeting, the Company’s stockholders voted on the following matters and the final results of the voting were as follows:

1.	The adoption of the Agreement and Plan of Merger, dated as of June 28, 2011, as it may be amended from time to time, by and among BJ’s Wholesale Club, Inc., Beacon Holding Inc. and Beacon Merger Sub Inc. (the “Merger Agreement”) was approved.

For:	39,748,100
Against:	221,006
Abstain:	8,345

2.	A non-binding advisory proposal on the golden parachute compensation that may be payable to the Company’s named executive officers was approved.

For:	35,182,902
Against:	4,076,363
Abstain:	718,186

3.	A proposal for one or more adjournments of the 2011 Special Meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement was approved.

For:	36,528,593
Against:	3,268,865
Abstain:	179,993

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2011	BJ’S WHOLESALE CLUB, INC.

	By:	/s/ Lon F. Povich
Lon F. Povich Executive Vice President and General Counsel